CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 19, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of Acadian Emerging Markets Portfolio, FMA Small Company Portfolio, ICM Small Company Portfolio, McKee International Equity Portfolio, Rice Hall James Micro Cap Portfolio, Rice Hall James Mid Cap Portfolio, Rice Hall James Small/Mid Cap Portfolio, Synovus Large Cap Core Equity Fund, Synovus Mid Cap Value Fund, Synovus Intermediate-Term Bond Fund, Synovus Georgia Municipal Bond Fund, TS&W Equity Portfolio, TS&W Fixed Income Portfolio, TS&W International Equity Portfolio and United Association S&P 500 Index Fund, fifteen of the portfolios/funds constituting the Advisor Inner Circle Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 28, 2007